UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 27, 2013

GLEACHER & COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-14140

(Commission File Number)

22-2655804

(IRS Employer Identification No.)

1290 Avenue of the Americas

New York, New York

(Address of Principal Executive Offices)

10104

(Zip Code)

(212) 273-7100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Definitive Material Agreement.

The information presented under Item 1.02 below is incorporated by reference into this Item 1.01.

Item 1.02                                           Termination of a Material Definitive Agreement.

On September 27, 2013, as a result of its previously disclosed restructurings, Gleacher & Company, Inc. (the “Company”) entered into an agreement terminating the lease for its headquarters at 1290 Avenue of the Americas, New York, New York.  The lease was previously scheduled to expire on April 30, 2025 and had a remaining contractual obligation for base rent of approximately $61 million.  Pursuant to this agreement, the Company will surrender possession of a portion of the premises ( the “First Premises”) to the landlord on September 30, 2013 (the “First Surrender Date”) and the remainder of the premises (the “Second Premises”) on or about November 14, 2013 (the “Second Surrender Date”).  As of the First Surrender Date (as to the First Premises) and the Second Surrender Date (as to the Second Premises), all rights and obligations of the Company under the lease shall expire and terminate with the same effect as if each Surrender Date were the expiration date set forth in the lease.

The lease termination terms are set forth in a Surrender Agreement, dated September 27, 2013 (the “Surrender Agreement”), between the Company and HWA 1290 III LLC, HWA 1290 IV LLC and HWA 1290 V LLC (collectively, the “Landlord”).  The Company’s total termination obligation under the Surrender Agreement is $19.5 million, satisfied by a cash payment of approximately $15.6 million (which amount includes rent and expenses through the Second Surrender Date)  and retention by the Landlord  of approximately $3.9 million previously deposited by the Company with the Landlord as security under the lease.

As a result of this transaction, the Company expects to record a charge in the third quarter of approximately $3.3 million, comprised of approximately $1.4 million not included in its previously-estimated lease reserve associated with the First Premises and $1.9 million in connection with the surrendering of the Second Premises, which is space used currently by the Company’s remaining employees and for which no reserve was previously made.

This summary of the Surrender Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the agreement, which is filed as Exhibit 10.1 to this report and is incorporated by reference herein.  The headquarters lease mentioned above refers to the Agreement of Lease dated September 30, 2009 (as filed with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2009) , between the Company and the Landlord, as amended by the Amendment of Lease dated August 26, 2010 (as filed with the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2010).

Item 9.01.                                        Financial Statements and Exhibits

(d)                                 Exhibits.

10.1 - Surrender Agreement, dated as of September 27, 2013, by and among Gleacher & Company, Inc., HWA 1290 III LLC, HWA 1290 IV LLC and HWA 1290 V LLC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLEACHER & COMPANY, INC.

By:	/s/ Christopher J. Kearns
Name:	Christopher J. Kearns
Title:	Chief Restructuring Officer and Chief Executive Officer

Dated:  September 27, 2013

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